EXHIBIT 99.1

FOR IMMEDIATE RELEASE
June 26, 2006
IPIX corporation
CONTACT: Stephanie Kantor Holtzman
703-674-4151
Stephanie.holtzman@ipix.com

IPIX Enters Into Agreement For $5 Million Dollar Private Placement

RESTON, VA, June 26, 2006 -- IPIX Corporation (Nasdaq: IPIX), a premier supplier of 360-degree, immersive imaging technologies for visual intelligence applications, today announced that the Company has entered into an agreement for a private placement pursuant to Regulation D under the Securities Act of 1933, which is expected to generate total gross proceeds of $5,000,000. C.E. Unterberg, Towbin will act as the placement agent. The proceeds will be used to fund the Company's operations.

As part of the expected private placement, the Company will issue Senior Amortizing Convertible Notes due five years from the date of closing, which will be convertible into 5,208,338 shares of the Company's common stock, par value $.001, five-year warrants, which will vest immediately, to purchase 1,822,923 shares of Common Stock at an exercise price of $1.06, warrants, which will vest immediately, to purchase 2,604,172 shares of Common Stock at an exercise price of $0.96 for 90 days from the date a registration statement relating to the securities is declared effective. Upon excise of any or all 90-day warrants, the Company will issue additional warrants, which will vest immediately, to purchase shares of Common Stock equal to thirty five percent of the number of 90-day warrants exercised at an exercise price of $1.06. The Senior Amortizing Convertible Notes will be secured by a first priority security interest in and a lien upon all of the Company’s assets.

“We are pleased to have entered into this agreement and financing arrangement, which will support our work to offer premier 360-degree surveillance technologies,” said IPIX President and CEO Clara Conti. “We will continue to develop products and solutions to address the needs of the visual intelligence market.”

About IPIX Corporation

IPIX Corporation is a premium provider of immersive imaging products for government and commercial applications. We combine experience, patented technology and strategic partnerships to deliver visual intelligence solutions worldwide. Our immersive, 360(degree) imaging technology has been used to create high-resolution digital still photography and video products for surveillance, visual documentation and forensic analysis. For further information, visit www.ipix.com.

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and restructuring efforts, and are based on current expectations.

Actual results may differ materially from those projected in the forward-looking statements based upon a number of factors including:
1.	changes in the demand for our products and services,
2.	our third-party supplier's ability to deliver high quality components to us in a timely fashion,
3.	our ability to control or effect reductions in costs,
4.	uncertainty regarding our ability to continue as a going concern,
5.	our ability to raise additional capital and fund our continuing operations,
6.	our ability to attract and retain highly qualified personnel,
7.	our ability to design, manufacture and deliver high quality products in a timely fashion, and
8.	the burdens and costs of defending against potential infringement claims.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Form 10-Ks, Form 10-K/As, Form 10-Qs, Form S-3s and Form 8-Ks (www.sec.gov).

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